Exhibit 2.03
















                      EMPLOYEE BENEFITS ALLOCATION AGREEMENT

                            DATED AS OF APRIL 30, 1997

                                  BY AND BETWEEN

                           MORTON INTERNATIONAL, INC.,
                              AN INDIANA CORPORATION

                                       AND

                         NEW MORTON INTERNATIONAL, INC.,
                              AN INDIANA CORPORATION





























                                TABLE OF CONTENTS


                                                                    Page
                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01  General...................................      2
         Section 1.02  Schedules, Etc............................     11
         Section 1.03  Certain Constructions.....................     11


                                    ARTICLE II

                         EMPLOYEE BENEFITS; LABOR MATTERS

         Section 2.01  New Morton Free-Standing Qualified Plan...     12
         Section 2.02  Company Retained Qualified Plans..........     14
         Section 2.03  Company-New Morton Joint Qualified Plans..     15
         Section 2.04  Foreign Plans.............................     22
         Section 2.05  Welfare Plans.............................     24
         Section 2.06  Stock Option Plans........................     26
         Section 2.07  Company Incentive Plans...................     27
         Section 2.08  Severance Pay.............................     29
         Section 2.09  Company Restricted Trust..................     30
         Section 2.10  Company Miscellaneous Plans; Post-
                         Distribution Liabilities................     31
         Section 2.11  Collective Bargaining Agreements; Labor
                         Management Relations Act................     31
         Section 2.12  Other Balance Sheet Adjustments...........     32
         Section 2.13  Preservation of Rights To Amend or
                         Terminate Plans.........................     32
         Section 2.14  Reimbursement; Indemnification............     33
         Section 2.15  Further Transfers.........................     34


                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.01  Complete Agreement; Construction..........     35
         Section 3.02  Guarantee of Subsidiaries' Obligations....     35
         Section 3.03  Failure of the Company and New Morton
                         To Agree on Certain Determinations......     36
         Section 3.04  Governing Law.............................     36
         Section 3.05  Notices...................................     37
         Section 3.06  Amendments................................     38
         Section 3.07  Successors and Assigns....................     38
         Section 3.08  Termination...............................     38









         Section 3.09  No Third Party Beneficiaries..............     38
         Section 3.10  Titles and Headings.......................     38
         Section 3.11  Schedules.................................     39
         Section 3.12  Legal Enforceability......................     39

         Signatures..............................................     40




















































                      EMPLOYEE BENEFITS ALLOCATION AGREEMENT


                   Employee Benefits Allocation Agreement (the "Agree-

         ment"), dated as of April 30, 1997, by and between Morton

         International, Inc., an Indiana corporation (the "Company"),

         and New Morton International, Inc., an Indiana corporation and a wholly owned subsidiary of the Company ("New Morton").


                   WHEREAS, the Board of Directors of the Company has

         determined it is appropriate and desirable to enter into the

         Distribution Agreement (the "Distribution Agreement") dated as of April 30, 1997, by and between the Company and New Morton,

         pursuant to which, among other things, the Company will dis-

         tribute to holders of its common stock all the issued and out-

         standing shares of common stock of New Morton (the "Distribu-

         tion");


                   WHEREAS, the Board of Directors of the Company has

         determined it is appropriate and desirable to enter into the

         Combination Agreement, dated as of November 25, 1996 (the

         "Combination Agreement"), by and among the Company, Autoliv AB,

         a corporation organized under the laws of the Kingdom of Sweden

         ("Autoliv"), Autoliv, Inc., a Delaware corporation ("New

         Parent"), and ASP Merger Sub Inc. a Delaware corporation

         ("Newco Sub") and wholly owned subsidiary of New Parent,

         pursuant to which, among other things, Newco Sub will be merged with and into the Company (the "Merger") and New Parent will






         offer to acquire all of the outstanding capital stock of Auto-

         liv pursuant to the Exchange Offer (as defined in the Combina-

         tion Agreement, and, together with the other transactions con-

         templated thereby, the "Transactions");


                   WHEREAS, it is intended that in connection with such

         separation and distribution New Morton will adopt employee ben-

         efit plans and programs which are substantially identical to those sponsored by the Company; and


                   WHEREAS, in connection with such separation and dis-

         tribution, the Company and New Morton desire to provide for the allocation of assets and liabilities and other matters relating to employee benefit arrangements.


                   NOW, THEREFORE, in consideration of the mutual agree-

         ments, provisions and covenants contained in this Agreement,

         the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS


                   Section 1.01  General.  As used in this Agreement,

         the following terms shall have the following meanings:


                   Accountants:  Ernst & Young or any other "Big Six"

         accounting firm which is New Morton's outside auditor.













                   Bonus Plan:  the Morton International, Inc. executive

         bonus program which is comprised of the Morton International,

         Inc. Key Executive Annual Bonus Program, the Morton Interna-

         tional, Inc. Staff Executive Annual Bonus Program and the Mor-

         ton International, Inc. Group Executive Annual Bonus Program.


                   Code:  the Internal Revenue Code of 1986, as amended,

         or any successor legislation.


                   Collective Bargaining Agreement:  any collective bar-

         gaining and other labor agreement to which the Company or any of its subsidiaries is a party, including, without limitation,

         those listed on Schedule A.


                   Commission:  the Securities and Exchange Commission.


                   Company Business:  any business or operation of the

         Company and its subsidiaries which is, pursuant to the Distri-

         bution Agreement, to be conducted, following the Distribution,

         by the Company or any Company Subsidiary or any business or operation which is, following the Distribution, otherwise con-

         ducted by the Company or any Company Subsidiary.


                   Company Common Stock:  the Common Stock, par value

         $1.00 per share, of the Company.


                   Company Employee:  any individual who is, following

         the Distribution, intended to be employed by the Company or any

         Company Subsidiary on an ongoing basis.










                   Company Incentive Plan:  the Bonus Plan, the Company

         Option Plan or the LTIP.


                   Company Individual:  any individual who (i) is a Com-

         pany Employee as of the Cut-off Date or, following the Distri-

         bution, becomes a Company Employee pursuant to Section 2.15 hereof or (ii) is, as of the Cut-off Date, an employee of or former employee of the Company or its predecessors whose last employment with the Company or its predecessors was with a Com-

         pany Business or a Former Company Business other than anyone who is to become a New Morton Employee pursuant to Section 2.15 hereof or who was a corporate officer at the time of retirement or (iii) is a beneficiary of any individual specified in clause

         (i) or (ii).


                   Company Miscellaneous Plans:  the Plans of the Com-

         pany and its subsidiaries, including, without limitation, the

         Plans listed on Schedule D, but excluding any Qualified Plan,

         Welfare Plan, any of the Company Incentive Plan, any Plan which provides for the payment of severance, salary continuation or similar benefits and any Plan which is governed by a Collective

         Bargaining Agreement.


                   Company-New Morton Joint Qualified Plan:  the Morton

         International, Inc. Pension Plan (the "Joint Defined Benefit

         Plan") or the Morton International, Inc. Employee Savings and

         Investment Plan (the "Joint Savings Plan").










                   Company Option:  an option to purchase shares of the

         Company Common Stock granted pursuant to the Company Option

         Plan.


                   Company Option Plan:  the Morton International, Inc.

         1989 Incentive Plan or any predecessor stock option plan of the

         Company pursuant to which there are outstanding options.


                   Company Restricted Trust:  the trust established pur-

         suant to a trust agreement between the Company and Bankers

         Trust Company, as trustee, dated June 23, 1989.


                   Company Retained Foreign Plan:  any Plan which is

         maintained by a foreign subsidiary or foreign division of the

         Company or any of its subsidiaries exclusively for the benefit of Company Individuals.


                   Company Retained Qualified Plan:  a Qualified Plan

         sponsored or maintained by the Company or any of its subsidiar-

         ies exclusively for the benefit of Company Individuals.


                   Company Subsidiary:  as of and following the Dis-

         tribution Date, any direct or indirect subsidiary of the Com-

         pany other than New Morton or any New Morton Subsidiary.


                   Company VEBA:  the Morton International, Inc. Employ-

         ees' Insurance Trust established pursuant to a Trust Agreement dated February 22, 1995 between the Company and Bank of America

         Illinois (successor to Continental Trust Company).









                   Current Plan Year:  the plan year or fiscal year, to

         the extent applicable with respect to any Plan, during which the Cut-off Date occurs.  The plan year for the Bonus Plan, the

         Company Option Plan and the LTIP shall be the year ended

         June 30.


                   Cut-off Date:  the close of business on the Distrib-

         ution Date.


                   Distribution:  the distribution to holders of Company

         Common Stock of the shares of New Morton Common Stock and re-

         lated rights owned by the Company on the Distribution Date on the basis of one share of New Morton Common Stock for each out-

         standing share of Company Common Stock.


                   Distribution Date:  the date determined by the Compa-

         ny's Board as of which the Distribution shall be effected,

         which is presently contemplated to be April 30, 1997.


                   Enrolled Actuary:  Hewitt Associates, or any other

         enrolled actuary making actuarial or similar determinations with respect to assets or liabilities relating to a particular employee benefit plan selected by New Morton.


                   ERISA:  the Employee Retirement Income Security Act

         of 1974, as amended, or any successor legislation.


                   Ex-Distribution Date:  the first trading day prior to

         the Distribution Date on which the Company Common Stock is








         traded on the New York Stock Exchange ex-dividend with respect to the Distribution of New Morton Common Stock; provided, that if the Company Common Stock does not trade ex-dividend prior to the Distribution Date, the Ex-Distribution Date shall be deemed to be the Distribution Date.


                   Former Company Businesses:  all of the businesses and

         operations heretofore but not currently conducted by the Com-

         pany or any of its current or former subsidiaries or conducted currently or heretofore by any of the Company's former subsid-

         iaries all of which are listed on Schedule B and all businesses or operations predominantly managed or operated by, or other-

         wise operationally related to, the Company's Automotive Safety

         Products Group which have been sold or otherwise disposed of or discontinued prior to the Distribution Date but shall not in-

         clude any of the Former New Morton Businesses.


                   Former New Morton Businesses:  all of the businesses

         and operations heretofore but not currently conducted by the

         Company or any of its current or former subsidiaries or hereto or currently conducted by any of its former subsidiaries or predecessors which are listed on Schedule C and any other busi-

         ness and operation not currently conducted by the Company or any of its current subsidiaries or any predecessors of the Com-

         pany including Morton Thiokol, Inc., Thiokol Chemical Corpo-

         ration, Thiokol Corporation or Morton Norwich Products Inc. and











         their respective subsidiaries and affiliates which does not constitute a Former Company Business.


                   IRS:  the Internal Revenue Service.


                   LTIP:  the Morton International, Inc. Key Executive

         Long Term Incentive Program.


                   New Morton Businesses:  any business or operation of

         the Company and its subsidiaries which is, pursuant to the Dis-

         tribution Agreement, to be conducted, following the Distribu-

         tion, by New Morton or any New Morton Subsidiary, including the

         Corporate Operations (as defined in the Distribution Agreement)

         or any business or operation which is, following the Distribu-

         tion, otherwise conducted by New Morton or any New Morton Sub-

         sidiary.


                   New Morton Common Stock:  the Common Stock, par value

         $1.00 per share, of New Morton.


                   New Morton Employee:  any individual who is, follow-

         ing the Distribution, intended to be employed by New Morton or a New Morton Subsidiary on an ongoing basis.


                   New Morton Free-Standing Foreign Plan:  any Plan

         which is maintained by a foreign subsidiary or foreign division of the Company or any of its subsidiaries exclusively for the benefit of New Morton Individuals.











                   New Morton Free-Standing Qualified Plan:  the Morton

         International, Inc. Pension Plan for Collectively Bargained

         Employees, the Morton International, Inc. Retirement Income

         Plan for Collectively Bargained Employees, the Morton Interna-

         tional, Inc. Bargaining Unit Employee Savings and Investment

         Plan, and the Morton International, Inc. Retirement Savings

         Plan.


                   New Morton Individual:  any individual who (i) is a

         New Morton Employee as of the Cut-off Date or, following the

         Distribution, becomes a New Morton Employee pursuant to the second sentence of Section 2.15 hereof, (ii) is, as of the Cut-

         off Date, an employee of or former employee of the Company or its predecessors whose last employment with the Company or its predecessors was with a New Morton Business or a Former New

         Morton Business (including, without limitation, retirees from corporate headquarters' staff who retired on or prior to the

         Cut-off Date or any corporate officer who retired prior to the

         Cut-Off Date) other than anyone who is to become a Company Em-

         ployee, or (iii) is a beneficiary of any individual specified in clause (i) or (ii).


                   New Morton Subsidiary:  any direct or indirect sub-

         sidiary of the Company that, effective as of the Distribution

         Date or otherwise in connection with the Distribution, will be,













         or is contemplated by the Distribution Agreement to be, a di-

         rect or indirect subsidiary of New Morton, and any other sub-

         sidiary of New Morton which may be organized or acquired on or after the Distribution Date.


                   New Morton Option Plan:  a Plan to be adopted by New

         Morton pursuant to which options to purchase shares of New Mor-

         ton Common Stock may be granted to New Morton Employees.


                   New Morton Qualified Plan:  a Qualified Plan to be

         sponsored or maintained by New Morton or a New Morton Subsid-

         iary which will provide benefits for New Morton Individuals who, immediately prior to the Cut-off Date, are active or inac-

         tive participants in or otherwise entitled to benefits under any Company-New Morton Joint Qualified Plan and which is ex-

         pected to provide substantially identical benefits to the Com-

         pany-New Morton Joint Qualified Plan in which each such New

         Morton Individual currently participates.


                   Plan:  any plan, program, policy or arrangement or

         contract or agreement providing benefits for any group of em-

         ployees or former employees or individual employee or former employee, or the beneficiary or beneficiaries of any such em-

         ployee or former employee, whether formal or informal or writ-

         ten or unwritten and whether or not legally binding, and in-

         cluding, without limitation, any means, whether or not legally












         required, pursuant to which any benefit is provided by an em-

         ployer to any employee or former employee or the beneficiary or beneficiaries of any such employee or former employee.


                   Prior Plan Year:  a plan year or fiscal year, to the

         extent applicable with respect to any Plan, which ended on or prior to the Cut-off Date.


                   Qualified Plan:  a Plan which is an employee pension

         benefit plan (within the meaning of Section 3(2) of ERISA) and which constitutes or is intended in good faith to constitute a qualified plan under Section 401(a) of the Code.


                   Welfare Plan:  any Plan, including, without limita-

         tion, the Plans listed on Schedule E, which is not a Qualified

         Plan and which provides medical, health, disability, accident,

         life insurance, death, dental or any other welfare benefit,

         including, without limitation, any post-employment benefit.


                   Section 1.02  Schedules, Etc.  References to a "Sche-

         dule" are, unless otherwise specified, to one of the Schedules attached to this Agreement, and references to a "Section" are,

         unless otherwise specified, to one of the Sections of this

         Agreement.


                   Section 1.03  Certain Constructions.  References to

         the singular in this Agreement shall refer to the plural and vice-versa and references to the disjunctive shall refer to the










         conjunctive and vice-versa and references to the masculine shall refer to the feminine and vice-versa.


                                    ARTICLE II


                         EMPLOYEE BENEFITS; LABOR MATTERS


                   Section 2.01  New Morton Free-Standing Qualified

         Plan.


                   (a)  Effective as of the Cut-off Date, New Morton

         shall or shall cause one or more New Morton Subsidiaries, as appropriate, to assume or retain, as the case may be, and be solely responsible for, all assets, liabilities and obligations whatsoever of the Company and its subsidiaries under the New

         Morton Free-Standing Qualified Plan; provided, however, that the Company shall make all required contributions, no later than the later of the Cut-off Date and the date such contribu-

         tions are legally required to be made, to such New Morton Free-

         Standing Qualified Plan for all Prior Plan Years, to the extent not previously made.  The Company and New Morton shall take such action as is necessary to effect an adjustment to the books of the Company and New Morton so that, as of the Cut-off

         Date, the prepaid expense balances and accrued pension liabi-

         lities with respect to the New Morton Free-Standing Qualified

         Plan are reflected on New Morton's consolidated balance sheet rather than the Company's consolidated balance sheet as of the

         Cut-off Date.  New Morton and the Company shall each take, or









         cause to be taken, all such actions as may be necessary or ap-

         propriate in order to establish New Morton or the New Morton

         Subsidiaries, as appropriate, as successor to the Company or any of its subsidiaries, as to all rights, assets, duties, li-

         abilities and obligations under, or with respect to, the New

         Morton Free-Standing Qualified Plan, including, but not limited to, the rights, assets, duties, liabilities and obligations of the Company or any of its subsidiaries under, or with respect to, any and all trust agreements to the extent that they relate to such New Morton Free-Standing Qualified Plan.  From and af-

         ter the Cut-off Date, the Company and the Company Subsidiaries

         shall cease to have any liability or obligation whatsoever with respect to the New Morton Free-Standing Qualified Plan, except as otherwise specifically provided in this Section 2.01.


                   (b)  Upon New Morton or any New Morton Subsidiary

         becoming the successor employer or successor plan sponsor to the Company or any of its subsidiaries under such New Morton

         Free-Standing Qualified Plan, the Company agrees to take such actions as may be necessary to amend each individual trust in order for New Morton or a New Morton Subsidiary effectively to maintain and administer such New Morton Free-Standing Qualified

         Plan, including, if necessary, to direct the trustee of each individual trust, or, to the extent applicable, each master trust in which assets of such New Morton Free-Standing Quali-

         fied Plan are invested, to transfer to the new trustee or other funding agent appointed by New Morton for such plan the amount








         of assets in such individual trust or master trust, as the case may be, determined by the former trustee of such New Morton

         Free-Standing Qualified Plan to be attributable to such New

         Morton Free-Standing Qualified Plan.  Such transfer shall be made in cash, securities, other property or a combination

         thereof, as determined by the Company and New Morton.  The Com-

         pany agrees, during the period ending with the date of complete transfer of assets to a trust or other funding arrangement maintained by New Morton to cause distributions in respect of retired or terminated participants who are New Morton Individu-

         als to be made, on behalf of New Morton, from the New Morton

         Free-Standing Qualified Plan in accordance with applicable law and pursuant to plan provisions and to cause loans and hardship distributions to be made in accordance with applicable law and pursuant to plan provisions.  The Company agrees that it shall,

         as soon as practicable after the Distribution Date, provide New

         Morton such information (in the possession of the Company or a

         Company Subsidiary and not already in the possession of New

         Morton or a New Morton Subsidiary) as may be reasonably re-

         quested by New Morton and necessary in order for New Morton or any New Morton Subsidiary effectively to maintain and adminis-

         ter the New Morton Free-Standing Qualified Plan.


                   Section 2.02  Company Retained Qualified Plans.  Ef-

         fective as of the Cut-off Date, the Company shall or shall












         cause one or more Company Subsidiaries, as appropriate, to re-

         tain and be solely responsible for, all liabilities and obliga-

         tions whatsoever of the Company and its subsidiaries under each of the Company Retained Qualified Plans.  The Company and New

         Morton shall take such action as is necessary to effect an ad-

         justment to the books of the Company and New Morton so that, as of the Cut-off Date, the prepaid expense balances and accrued pension liabilities with respect to the Company Retained Quali-

         fied Plans are reflected on the Company's consolidated balance sheet rather than New Morton's consolidated balance sheet as of the Cut-off Date.  From and after the Cut-off Date, New Morton and the New Morton Subsidiaries shall cease to have any li-

         ability or obligation whatsoever with respect to any of the

         Company Retained Qualified Plans.


                   Section 2.03  Company-New Morton Joint Qualified

         Plans.


                   (a)  As soon as practicable after the date hereof and

         effective as of the Cut-off Date, New Morton shall take, or cause to be taken, all action necessary and appropriate to es-

         tablish and administer one or more new New Morton Qualified

         Plans and to provide benefits thereunder for all New Morton

         Individuals who, immediately prior to the Cut-off Date, were participants in or otherwise entitled to benefits under any

         Company-New Morton Joint Qualified Plan.  New Morton agrees that each such New Morton Individual shall be, to the extent









         applicable, entitled, for all purposes under any applicable new

         New Morton Qualified Plan, to be credited with the term of ser-

         vice and any accrued benefit or account balance credited to such New Morton Individual as of the Cut-off Date under the terms of any applicable Company-New Morton Joint Qualified Plan as if such service had been rendered to New Morton and as if such accrued benefit or account balance had originally been credited to such New Morton Individual under the new New Morton

         Qualified Plan.  The Company agrees to provide New Morton, as soon as practicable after the Distribution Date (with the coop-

         eration of New Morton, to the extent that relevant information is in the possession of New Morton or a New Morton Subsidiary),

         with a list of the New Morton Individuals who were, to the best knowledge of the Company, participants in or otherwise entitled to benefits under each Company-New Morton Joint Qualified Plan immediately prior to the Cut-off Date, together with a listing,

         if requested by New Morton, of each such New Morton Individ-

         ual's term of service for eligibility and vesting purposes un-

         der such Plan and a listing of each such New Morton Individu-

         al's accrued benefit or account balance thereunder.  The Com-

         pany shall, as soon as practicable after the Distribution Date,

         provide New Morton with such additional information (in the possession of the Company or a Company Subsidiary and not al-

         ready in the possession of New Morton or a New Morton Subsid-

         iary) as may be reasonably requested by New Morton and neces-

         sary in order for New Morton or the New Morton Subsidiary to









         establish and administer effectively any new New Morton Quali-

         fied Plan.


                   (b)  The Company agrees, as soon as practicable fol-

         lowing the Distribution Date, to direct the trustee of the trust funding the Company-New Morton Joint Qualified Plan which is a Joint Defined Benefit Plan to transfer to the trustee or other funding agent of any applicable new New Morton Qualified

         Plan, in cash, securities, other property or a combination thereof, as determined by the Company and New Morton, an amount equal to (W) plus (X) less (Y), as adjusted by (Z) and as fur-

         ther reduced to reflect contributions due but not paid in re-

         spect of New Morton Individuals with respect to the portion of the Current Plan Year which ends on the Cut-off Date (as set forth on Annex I); where (W) equals that amount of the assets of the Joint Defined Benefit Plan which would be allocated to the plan participants and beneficiaries who are New Morton In-

         dividuals if the Company-New Morton Joint Defined Benefit Plan

         had been terminated as of the Distribution Date (the "Valuation

         Date"), using the actuarial assumptions and methods set forth in Annex I, including the procedures outlined in ERISA Section

         4044 for allocating assets among priority categories (with all of the foregoing calculations being determined as of the Valua-

         tion Date by the Enrolled Actuary, which determination shall be based upon the actuarial assumptions set forth on Annex I

         hereto); where (X) equals the amount of all contributions, if any, attributable to New Morton Individuals made subsequent to








         the Valuation Date to the Joint Defined Benefit Plan through the date of complete transfer; where (Y) equals aggregate pay-

         ments made from the trust relating to the Joint Defined Benefit

         Plan in respect of New Morton Individuals from the Valuation

         Date through the date of complete transfer; and where (Z)

         equals the amount of the net earnings or losses, as the case may be, from the Valuation Date through the date of transfer,

         on the average of the daily balances of W, X and Y and based upon the actual rate of return earned by the applicable Joint

         Defined Benefit Plan during such period.  To the extent that total assets of the Joint Defined Benefit Plan exceeds the to-

         tal liabilities of the Joint Defined Benefit Plan as of the

         Valuation Date calculated using the actuarial assumptions on

         Annex I (the "Excess"), then in addition to the transfer de-

         scribed in the preceding sentence an additional amount of as-

         sets shall be transferred equal to the percentage of such Ex-

         cess that the liabilities of such plan (determined using the same actuarial assumptions) attributable to New Morton Individ-

         uals bears to the total plan liabilities.  Notwithstanding the foregoing provisions of Section 2.03(b), each such transfer shall be adjusted, if and to the extent necessary, to comply with Section 414(l) of the Code and the regulations promulgated thereunder.  The Company further agrees that, as soon as prac-

         ticable following the later of the Distribution Date and the establishment of the qualified trust for the New Morton Quali-

         fied Plan which is a Joint Defined Benefit Plan, an initial









         transfer of assets will be made based on an estimate prepared by the Enrolled Actuary of the amount described in clause (W)

         as of the Valuation Date (using January 1, 1996 participant data for such estimate).  Once the final transfer amount is determined, a transfer of assets will be made from the Company-

         New Morton Joint Qualified Plan to the New Morton Qualified

         Plan (or vice versa) as necessary to result in a split of as-

         sets which is consistent with this section.


                   (c)  The Company agrees, as soon as practicable fol-

         lowing the Distribution Date, to direct the trustee of the trust funding the Company-New Morton Joint Qualified Plan which is a Joint Savings Plan to transfer to the trustee or other funding agent of any applicable new New Morton Qualified Plan in cash, securities or other property or a combination thereof,

         as determined by the Company and New Morton, an amount equal to the account balances as of the date of transfer attributable to the participants and beneficiaries in the Joint Savings Plan who are New Morton Individuals plus the portion of any unallo-

         cated contributions and trust earnings attributable to such participants and beneficiaries who are New Morton Individuals.

         To the extent practicable such transfers shall be effected so as to preserve investment elections of the participants and beneficiaries in the Joint Savings Plan.


                   (d)  New Morton and the Company shall, in connection

         with the transfers described in this Section 2.03, cooperate in









         making any and all appropriate filings required under the Code or ERISA, and the regulations thereunder, and any applicable securities laws and take all such action as may be necessary and appropriate to cause such transfers to take place as soon as practicable after the Distribution Date; provided, however,

         that each such transfer shall not take place until as soon as practicable after the later of (i) the expiration of a 30-day period following the date of filing the required Forms 5310 (or any successor form thereto) with the IRS and (ii) the earlier of (A) the receipt of a favorable IRS determination letter with respect to the qualification of each applicable new New Morton

         Qualified Plan under Section 401(a) of the Code or (B) the re-

         ceipt by the Company of an opinion of New Morton's counsel in the form set forth in Annex III hereto to the effect that each applicable new New Morton Qualified Plan is intended in good faith to be qualified under Section 401(a) of the Code.  The

         Company agrees to provide to New Morton's counsel such informa-

         tion in the possession of the Company or any Company Subsidiary as may be reasonably requested by New Morton's counsel in con-

         nection with the issuance of such opinion.  The Company agrees,

         during the period ending with the date of complete transfer of assets and liabilities to each such new New Morton Qualified

         Plan, to cause distributions in respect of terminated or re-

         tired participants who are New Morton Individuals to be made,

         on behalf of New Morton, from the relevant Company-New Morton











         Joint Qualified Plan in accordance with applicable law and pur-

         suant to plan provisions.


                   (e)  Except as specifically set forth in this Section

         2.03, from and after the Cut-off Date, the Company and the Com-

         pany Subsidiaries shall cease to have any liability or obliga-

         tion whatsoever with respect to New Morton Individuals under the Company-New Morton Joint Qualified Plans, and New Morton

         shall assume or retain, as the case may be, and shall be solely responsible for, all liabilities and obligations whatsoever of the Company and its subsidiaries with respect to New Morton

         Individuals under the Company-New Morton Joint Qualified Plans;

         provided, however, that the Company shall either be responsible for or make all required contributions, no later than the later of the Cut-off Date and the date such contributions are legally required to be made, in respect of New Morton Individuals with respect to each Company-New Morton Joint Qualified Plan for all

         Prior Plan Years and for the portion of the Current Plan Year ending on the Cut-off Date (determined as set forth in Section

         2.03(b)), to the extent not previously made.  The Company and

         New Morton shall take such action as is necessary to effect an adjustment to the books of the Company and New Morton so that,

         as of the Cut-off Date, the prepaid expense balances and ac-

         crued pension liabilities with respect to the Company-New Mor-

         ton Joint Qualified Plans to the extent attributable to the New

         Morton Individuals are reflected on New Morton's consolidated










         balance sheet rather than the Company's consolidated balance sheet as of the Cut-off Date.


                   Section 2.04  Foreign Plans.  (a)  With respect to

         each New Morton Free-Standing Foreign Plan:


                   (i)  New Morton and the Company shall take, or cause

              to be taken, all such action as may be necessary or ap-

              propriate in order to establish New Morton or one or more

              New Morton Subsidiaries, as appropriate, as successor to

              the Company or any of its subsidiaries as to all rights,

              assets, duties, liabilities and obligations as of the Cut-

              off Date under, or with respect to, such New Morton Free-

              Standing Foreign Plan.  The Company agrees that it shall,

              as soon as practicable, provide New Morton with all infor-

              mation (in the possession of the Company or a Company Sub-

              sidiary and not already in the possession of New Morton or a New Morton Subsidiary) as may be reasonably requested by

              New Morton and necessary for the New Morton or New Morton

              Subsidiaries to administer effectively such New Morton

              Free-Standing Foreign Plan.


                  (ii)  From and after the Cut-off Date, the Company and

              the Company Subsidiaries shall cease to have any liability or obligation whatsoever under such New Morton Free-

              Standing Foreign Plan; provided, however, that the Company shall make all required contributions to such New Morton

              Free-Standing Foreign Plan for all Prior Plan Years, to








              the extent not previously made.  The Company and New Mor-

              ton shall take such action as is necessary to effect an

              adjustment to the books of the Company and New Morton so

              that, as of the Cut-off Date, the prepaid expense balances and accrued pension liabilities with respect to such New

              Morton Free-Standing Foreign Plan are reflected on New

              Morton's consolidated balance sheet, rather than the

              Company's consolidated balance sheet as of the Cut-off

              Date.  As of the Cut-off Date, New Morton and the New Mor-

              ton Subsidiaries shall assume or retain, as the case may

              be, and shall be solely responsible for, all liabilities

              and obligations whatsoever under such New Morton Free-

              Standing Foreign Plan, except as otherwise specifically

              provided in this Section 2.04(a)(ii).


                   (b)  Effective as of the Cut-off Date, Company and

         the Company Subsidiaries shall take, or cause to be taken, all such action as may be necessary or appropriate in order to es-

         tablish Company or one or more Company Subsidiaries, as ap-

         propriate, to retain and be solely responsible for all assets,

         liabilities and obligations whatsoever of the Company and its subsidiaries under each Company Retained Foreign Plan.  The

         Company and New Morton shall take such action as is necessary to effect an adjustment to the books of the Company and New

         Morton so that, as of the Cut-off Date, the prepaid expense balances and accrued pension liabilities with respect to the

         Company Retained Foreign Plans are reflected on the Company's








         consolidated balance sheet rather than New Morton's consoli-

         dated balance sheet as of the Cut-off Date.  From and after the

         Cut-off Date, New Morton and the New Morton Subsidiaries shall cease to have any liability or obligation whatsoever with re-

         spect to any of the Company Retained Foreign Plans.


                   Section 2.05  Welfare Plans.


                   (a)  As of the Cut-off Date, New Morton shall assume

         or retain, or cause a New Morton Subsidiary to assume or re-

         tain, as the case may be, and shall be solely responsible for,

         or cause its insurance carriers to be responsible for, all li-

         abilities and obligations whatsoever of the Company and its subsidiaries whether or not incurred prior to the Cut-off Date in connection with claims under any Welfare Plan (including any

         Welfare Plan providing for post-retirement benefits) brought by or in respect of any New Morton Individual and the Company and the Company Subsidiaries shall cease to have any such liability or obligation.


                   (b)  New Morton shall take, or cause to be taken, all

         actions necessary and appropriate on behalf of itself and the

         New Morton Subsidiaries (i) to assume any existing Welfare Plan of the Company or any of its subsidiaries, which Welfare Plan,

         as of the Cut-off Date, provides benefits solely for New Morton

         Individuals or (ii) otherwise to adopt such Welfare Plans as necessary to provide welfare benefits, effective as of the Cut-

         off Date, and in either case shall assume the liabilities and








         obligations to New Morton Individuals which are or shall become the responsibility of New Morton under Section 2.05(a).  For this purpose with respect to any New Morton individual, New

         Morton or a New Morton Subsidiary shall, to the extent appli-

         cable, credit such New Morton Individual with term of service and consider such New Morton Individual to have satisfied any other eligibility criteria (including satisfaction of ap-

         plicable deductibles or coinsurance amounts) as of the Cut-off

         Date as if such service had been rendered to New Morton or the

         New Morton Subsidiary and as if such eligibility criteria had been satisfied while employed by New Morton or the New Morton

         Subsidiary.  In connection with the foregoing, the Company agrees to provide New Morton or its designated insurance repre-

         sentative with such information (in the possession of the Com-

         pany or any Company Subsidiary and not already in the posses-

         sion of New Morton or a New Morton Subsidiary) as may be rea-

         sonably requested by New Morton and necessary for New Morton and the New Morton Subsidiaries to assume or establish any such

         Welfare Plan.


                   (c)  The Company shall take, or cause to be taken,

         all actions necessary and appropriate to direct the trustee of the Company VEBA to transfer in cash to the new trustee or other funding agent appointed by New Morton for a trust ar-

         rangement similar to the Company VEBA the amount of assets in such trust determined by the Accountants to be attributable as of the last day of the month in which the Cut-off Date occurs








         to contributions (and earnings thereon) made by the employees who are New Morton Employees.  The Company shall, as soon as practicable after the Distribution Date, provide New Morton with such additional information (not already in the possession of New Morton or the New Morton Subsidiaries) as may be reason-

         ably requested by New Morton and necessary in order for the New

         Morton Subsidiaries to manage effectively the trust assets transferred in accordance with this Section 2.05(c).


                   (d)  The Company and the Company Subsidiaries shall

         assume, or retain, all liabilities and obligations whatsoever of the Company and its subsidiaries for benefits under any Wel-

         fare Plan other than as set forth in Section 2.05(a).


                   Section 2.06  Stock Option Plans.  The Company and

         New Morton shall cooperate and take all action necessary (in-

         cluding obtaining the consent of the holders of the Company

         Options, if required, and, if deemed necessary or appropriate,

         seeking a "no-action" letter or interpretive advice from the

         Commission) to amend (if necessary) the Company Option Plan and to adopt the New Morton Option Plan so that as of the Distribu-

         tion Date, each Company Option which is outstanding and not ex-

         ercised immediately prior to the Distribution Date and which is held by a New Morton Individual shall, without any action on the part of the holder thereof, be converted into an option to purchase shares of New Morton Common Stock, the number of

         shares of New Morton Common Stock subject to, and the exercise









         price of such option to be determined in accordance with, the requirements of Section 424 of the Code and the regulations promulgated thereunder, based upon (A) the average of the high and low trading prices on the New York Stock Exchange for the

         Company Common Stock for each of the last five trading days prior to the Ex-Distribution Date and (B) the average of the high and low trading prices on the New York Stock Exchange for the New Morton Common Stock for each of the first five trading days following the Distribution Date on which the New Morton

         Common Stock is traded regular way on the New York Stock Ex-

         change; such option to be subject to substantially similar terms and conditions as in effect prior to the conversion.  The exercise price of any such option shall be rounded to the near-

         est $.01; the number of shares subject to any such option shall be rounded to the nearest share.  Any related limited stock ap-

         preciation rights or supplemental cash payment rights held by

         New Morton Individuals shall be adjusted in a consistent manner and shall be assumed by, and become the responsibility of, New

         Morton.


                   Section 2.07  Company Incentive Plans.


                   (a)  The Company shall be responsible for the payment

         of all liabilities and obligations for benefits due and payable or unpaid as of and through the Cut-off Date under each Company

         Incentive Plan with respect to any Prior Plan Year (other than the Current Plan Year).  Any deferred bonuses that were earned









         with respect to any Prior Plan Year that are not paid as of the

         Cut-off Date shall be treated as benefits for the Current Plan

         Year in accordance with Section 2.07(b).


                   (b)  Except as specifically provided in Section 2.06,

         for any Current Plan Year under each Company Incentive Plan,

         the Company and the Company Subsidiaries shall be responsible for the payment of all liabilities and obligations for benefits unpaid as of and through the Cut-off Date (including for de-

         ferred compensation) with respect to Company Individuals and

         New Morton and the New Morton Subsidiaries shall assume and be responsible for the payment of all liabilities and obligations for benefits unpaid as of and through the Cut-off Date (includ-

         ing for deferred compensation) with respect to New Morton Indi-

         viduals.  Except as specifically provided in Section 2.06, each of the Company and New Morton will, to the extent practicable,

         either continue each such Company Incentive Plan or adopt a new

         Plan in substitution therefor and, in this connection, adjust,

         in a manner equitable to participants, any incentive goals con-

         tained in each Company Incentive Plan to reflect the Distribu-

         tion.


                   (c)  For purposes of the Company Incentive Plans,

         individuals who, in connection with the Distribution, cease to be employees of the Company and become New Morton Employees shall not be deemed to have terminated employment for purposes of any deferral elections made by such individuals and service









         with New Morton shall be deemed continuous service with the

         Company.


                   Section 2.08  Severance Pay.


                   (a)  New Morton and the Company agree that, with re-

         spect to individuals who, in connection with the Distribution,

         cease to be employees of the Company and become New Morton Em-

         ployees, such cessation shall not be deemed a severance of em-

         ployment from the Company and its subsidiaries for purposes of any Plan of the Company or any of its subsidiaries that pro-

         vides for the payment of severance, salary continuation or sim-

         ilar benefits and shall, in connection with the Distribution,

         if and to the extent appropriate obtain waivers from individu-

         als against any such assertion.


                   (b)  Notwithstanding anything in the Agreement to the

         contrary, the Company and the Company Subsidiaries shall assume and be solely responsible for all liabilities and obligations whatsoever in connection with claims made by or on behalf of the Company Individuals and New Morton and the New Morton Sub-

         sidiaries shall assume and be solely responsible for all li-

         abilities and obligations whatsoever in connection with claims made by or on behalf of New Morton Individuals in respect of severance pay, salary continuation and similar obligations re-

         lating to the termination or alleged termination of any such person's employment either before, to the extent unpaid on the

         Cut-off Date, or on or after the Cut-off Date.









                   Section 2.08  Company Restricted Trust.


                   (a)  Effective as of the Distribution Date, New Mor-

         ton shall or shall cause one or more New Morton Subsidiaries,

         as appropriate, to assume or retain, as the case may be, and be solely responsible for, all assets, liabilities and obligations whatsoever of the Company and its subsidiaries with respect to

         New Morton Individuals to the extent such liabilities are fund-

         ed as of the Cut-off Date under the Company Restricted Trust.

         In this connection, New Morton agrees to establish one or more trusts substantially similar to the Company Restricted Trust to hold the assets attributable to such liabilities and the Com-

         pany agrees to take such action as may be necessary to amend the Company Restricted Trust to effectuate the purposes of this

         Section 2.09 and to direct the trustee of the Company Restrict-

         ed Trust to transfer to the new trustee or other funding agent appointed by New Morton the amount of assets, plus the portion of any unallocated contributions and trust earnings, determined by the Enrolled Actuary in accordance with the procedures set forth on Annex II hereto to be attributable to New Morton Indi-

         viduals.  Such transfer shall be made in cash, securities,

         other property or a combination thereof, as determined by the

         Company and New Morton.















                   Section 2.10  Company Miscellaneous Plans; Post-

         Distribution Liabilities.


                   (a)  The Company and the Company Subsidiaries shall

         be solely responsible for the payment of all liabilities and obligations whatsoever with respect to any Company Individual unpaid as of and through the Cut-off Date under any Company

         Miscellaneous Plan and New Morton and the New Morton Subsidiar-

         ies shall assume and be solely responsible for the payment of all liabilities and obligations whatsoever with respect to any

         New Morton Individual unpaid as of and through the Cut-off Date under any Company Miscellaneous Plan.


                   (b)  The Company and the Company Subsidiaries shall

         be solely responsible for the payment of all liabilities and obligations whatsoever arising with respect to any Company In-

         dividual and attributable to any period subsequent to the Cut-

         off Date and New Morton and the New Morton Subsidiaries shall be solely responsible for the payment of all liabilities and obligations whatsoever arising with respect to any New Morton

         Individual and attributable to any period subsequent to the

         Cut-off Date.


                   Section 2.11  Collective Bargaining Agreements; Labor

         Management Relations Act.  New Morton agrees that it shall as-

         sume and discharge all of the liabilities and obligations of the Company and its subsidiaries relating to New Morton Indi-

         viduals which have not been satisfied as of and through the








         Cut-off Date with respect to any Collective Bargaining Agree-

         ment, and to be bound by any and all provisions of such Collec-

         tive Bargaining Agreements with respect to such New Morton In-

         dividuals as if New Morton or a New Morton Subsidiary were the signatory employer.  The provisions of this Section 2.11 are,

         to the extent applicable, governed by and subject to the Labor

         Management Relations Act, as amended.


                   Section 2.12  Other Balance Sheet Adjustments.  To

         the extent not otherwise provided in this Agreement, the Com-

         pany and New Morton shall take such action as is necessary to effect an adjustment to the books of the Company and New Morton so that, as of the Cut-off Date, the prepaid expense balances and accrued liabilities with respect to any employee liability or obligation assumed or retained as of the Cut-off Date by the

         Company and the Company Subsidiaries, on the one hand, and New

         Morton and the New Morton Subsidiaries, on the other hand, are appropriately reflected on the respective consolidated balance sheets as of the Cut-off Date, respectively, of the Company and

         New Morton.


                   Section 2.13  Preservation of Rights To Amend or Ter-

         minate Plans.  No provisions of this Agreement, including,

         without limitation, the agreement of the Company or New Morton that it, or any Company Subsidiary or New Morton Subsidiary,

         will make a contribution or payment to or under any Plan herein referred to for any period, shall be construed as a limitation









         on the right of the Company or New Morton or any Company Sub-

         sidiary or New Morton Subsidiary to amend such Plan or termi-

         nate its participation therein which the Company or New Morton or any Company Subsidiary or New Morton Subsidiary would other-

         wise have under the terms of such Plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or former employer or beneficiary of such employee or former employee under a Plan which such employee or former employer or beneficiary would not otherwise have under the terms of the Plan itself.


                   Section 2.14  Reimbursement; Indemnification.  The

         Company and New Morton acknowledge that the Company and the

         Company Subsidiaries, on the one hand, and New Morton and the

         New Morton Subsidiaries, on the other hand, may incur costs and expenses (including, but not limited to, contributions to Plans and the payment of insurance premiums) arising from or related to any of the Plans which are, as set forth in this Agreement,

         the responsibility of the other party hereto.  Accordingly, the

         Company (and any Company Subsidiary responsible therefor) and

         New Morton (and any New Morton Subsidiary responsible therefor)

         agree to reimburse each other, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses re-

         duced by the amount of any tax reduction or recovery of tax benefit realized by the Company or New Morton, as the case may










         be, in respect of the corresponding payment made by it; pro-

         vided, however, that notwithstanding anything in this Section

         2.14 to the contrary, costs and expenses or other recovery arising from any challenge by the U.S. Government to the al-

         location of assets set forth in Section 2.03 shall not be sub-

         ject to reimbursement and indemnification under this Agreement or the Distribution Agreement.  All liabilities and obligations retained, assumed or indemnified by New Morton or any New Mor-

         ton Subsidiary pursuant to this Agreement, in each case, shall be deemed to be New Morton Liabilities, as defined in the Dis-

         tribution Agreement, and all liabilities retained, assumed or indemnified by the Company or any Company Subsidiary pursuant to this Agreement, shall be deemed to be Safety Liabilities, as defined in the Distribution Agreement, and, in each case, shall be subject to the indemnification provisions set forth in Ar-

         ticle V thereof.


                   Section 2.15  Further Transfers.  The Company and New

         Morton recognize that there may be New Morton Individuals who will, after the Distribution Date, become employed by the Com-

         pany and there may be Company Individuals who become employed,

         after the Distribution Date, by New Morton.  Any such transfers or assumptions will be considered to be governed by the terms of this Agreement and shall not require the agreement of the

         Company and New Morton if they occur within 12 months of the

         Distribution Date.  After such date, if the Company and New










         Morton so agree with respect to any such individuals, the as-

         sets and liabilities with respect to such employees which are associated with the plans and programs described in this Agree-

         ment may be transferred and assumed in a manner consistent with this Agreement.  Any costs associated with or arising out of such transfers and assumptions shall be borne by the party that becomes the new employer of the transferred individual.


                                   ARTICLE III

                                  MISCELLANEOUS


                   Section 3.01  Complete Agreement; Construction.  This

         Agreement, including the Schedules and Annexes hereto and the agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotia-

         tions, commitments and writings with respect to such subject matter.  Notwithstanding any other provisions in this Agreement or the Distribution Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provi-

         sions of the Distribution Agreement and this Agreement, the provisions of this Agreement shall control, except with respect to Section 9.03 of the Distribution Agreement, which shall con-

         trol over any contrary provision hereof.


                   Section 3.02  Guarantee of Subsidiaries' Obligations.

         The Company shall cause to be performed, and hereby guarantees










         the performance and payment of, all actions, agreements, obli-

         gations and liabilities set forth herein to be performed or paid by the Company Subsidiaries and New Morton shall cause to be performed, and hereby guarantees the performance and payment of, all actions, obligations and liabilities set forth herein to be performed or paid by the New Morton Subsidiaries.


                   Section 3.03  Failure of the Company and New Morton

         To Agree on Certain Determinations.  In any case in which the

         Company shall disagree with the determination of an amount which this Agreement requires to be made by the Enrolled Actu-

         ary or the Accountants (as the case may be), the Company shall have the right within 30 days after receipt of notice of such determination and back-up workpapers to engage at the expense of the Company, an enrolled actuary (or "Big Six" accounting firm) to make the determination of such amount.  If the amount determined by such actuaries (or "Big Six" accounting firm)

         should differ, such amount shall be finally determined by an-

         other enrolled actuary (or "Big Six" accounting firm) selected by agreement between or among the Enrolled Actuary (or the Ac-

         countants) and the enrolled actuary or enrolled actuaries (or

         Big Six accounting firm or firms) for the Company, whose fees and expenses shall be borne solely by the Company.


                   Section 3.04  Governing Law.  Subject to applicable

         federal law, this Agreement shall be governed by and construed











         in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.


                   Section 3.05  Notices.  All notices and other com-

         munications hereunder shall be in writing and shall be deliv-

         ered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses

         (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

                   To the Company:

                        Autoliv ASP, Inc.
                        3350 Airport Road
                        Ogden, Utah  84409
                        Attention:  Corporate Secretary

                   with a copy to:

                        Autoliv, Inc.
                        c/o Autoliv AB
                        Box 70381
                        S10724 Stockholm
                        Sweden
                        Attention:  Corporate Secretary

                        and

                        Skadden, Arps, Slate, Meagher & Flom
                        25 Bucklersbury
                        London EC4N 8DA, England
                        Attention:  Scott V. Simpson, Sr., Esq.

                   To New Morton:

                        New Morton International, Inc.
                        100 North Riverside Drive
                        Chicago, Illinois  60606-1560
                        Attention:  Corporate Secretary

                   with a copy to:

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, New York  10019
                        Attention:  Jodi J. Schwartz








                   Section 3.06  Amendments.  This Agreement may not be

         modified or amended except by an agreement in writing signed by the parties.


                   Section 3.07  Successors and Assigns.  This Agreement

         and all of the provisions hereof shall be binding upon and in-

         ure to the benefit of the parties and their respective succes-

         sors and permitted assigns.


                   Section 3.08  Termination.  This Agreement may be

         terminated in the event that the Distribution Agreement is ter-

         minated and the Distribution abandoned prior to the Distribu-

         tion Date.  In the event of such termination, neither party shall have any liability of any kind to the other party.


                   Section 3.09  No Third Party Beneficiaries.  This

         Agreement is solely for the benefit of the parties hereto and their respective subsidiaries and should not be deemed to con-

         fer upon third parties any remedy, claim, liability, reimburse-

         ment, claim of action or other right in excess of those exist-

         ing without reference to this Agreement.


                   Section 3.10  Titles and Headings.  Titles and head-

         ings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to af-

         fect the meaning of or interpretation of this Agreement.













                   Section 3.11  Schedules.  The Schedules shall be con-

         strued with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.


                   Section 3.12  Legal Enforceability.  Any provision of

         this Agreement which is prohibited or unenforceable in any ju-

         risdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without in-

         validating the remaining provisions hereof.  Any such prohibi-

         tion or unenforceability in any jurisdiction shall not invali-

         date or render unenforceable such provision in any other juris-

         diction.






































                   IN WITNESS WHEREOF, the parties have caused this

         Agreement to be duly executed as of the day and year first above written.

                                       MORTON INTERNATIONAL, INC.



                                       By /s/ P. Michael Phelps
                                         P. Michael Phelps
                                         Vice President and Secretary



                                       NEW MORTON INTERNATIONAL, INC.



                                       By /s/ Christopher K. Julsrud
                                         Christopher K. Julsrud
                                         Vice President Human Resources